EXHIBIT 10.1

EXECUTION VERSION

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
(this "Amendment"), dated as of September 25, 2019, is by and among CRAFT BREW ALLIANCE, INC., a Washington corporation (the "Borrower"), the Guarantors party hereto, and BANK OF AMERICA, N.A., as lender (in such capacity, the "Lender"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

WITNESSETH

WHEREAS, the Borrower, the Subsidiaries of the Borrower from time to time party thereto (the "Guarantors"), and the Lender are parties to that certain Amended and Restated Credit Agreement, dated as of November 30, 2015 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the "Credit Agreement");

WHEREAS, the Loan Parties have requested that the Lender amend certain provisions of the Credit Agreement; and

WHEREAS, the Lender is willing to make such amendments to the Credit Agreement in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS

1.1    New Defined Terms. The following defined terms are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

"Consolidated Net Funded Indebtedness" means, as of any date of determination for the Borrower and its Subsidiaries on a Consolidated basis, the sum of (a) all Consolidated Funded Indebtedness as of such date minus (b) Qualified Cash and Cash Equivalents of the Borrower and its Subsidiaries then on hand in amount not to exceed $10,000,000.

"Qualified Cash and Cash Equivalents" means, as to any Person, as of any date of determination, the aggregate amount of Unrestricted cash and Cash Equivalents held by such Person and its Subsidiaries in domestic deposit accounts or securities accounts maintained with the Lender under, or otherwise covered by a control agreement pursuant to, this Agreement. For purposes hereof, "Unrestricted" means, when referring to cash and Cash Equivalents of any Person, that such cash and Cash Equivalents (a) do not appear, or would not be required to appear, as "restricted" on the financial statements of such Person and its Subsidiaries (unless related to the Loan Documents or the Liens created thereunder), (b) are not subject to a Lien in favor of any Person other than the Lender under the Loan Documents or (c) are not otherwise unavailable to such Person or its Subsidiaries.

1.2    Amendment to Definition of Consolidated Leverage Ratio. The definition of "Consolidated Leverage Ratio" set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

"Consolidated Leverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated Net Funded Indebtedness as of such date to (b) Consolidated EBITDA for the most recently completed Measurement Period.

EXHIBIT 10.1

ARTICLE II
CONDITIONS TO EFFECTIVENESS

2.1    Closing Conditions. This Amendment shall become effective as of the day and year set forth above (the "Amendment Effective Date") upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Lender):

(a)Executed Amendment. The Lender shall have received a copy of this Amendment duly executed by each of the Loan Parties and the Lender.

(b)Fees and Expenses. The Lender shall have received from the Borrower other fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby and Lender's legal counsel shall have received from the Borrower payment of all outstanding fees and expenses previously incurred and all fees and expenses incurred in connection with this Amendment.

(c)Default. After giving effect to this Amendment, no Default or Event of Default shall exist.

(d)Miscellaneous. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Lender and its counsel.

ARTICLE III
MISCELLANEOUS

3.1    Amended Terms. On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement and the other Loan Documents are hereby ratified and confirmed, including the Liens granted thereunder, and shall remain in full force and effect according to its terms.

3.2    Representations and Warranties of Loan Parties. Each of the Loan Parties represents and warrants as follows:
(a)It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)This Amendment has been duly executed and delivered by such Person and constitutes such Person's legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d)The representations and warranties of the Borrower and each other Loan Party contained in Article II of the Credit Agreement, Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct on and as of the Amendment Effective Date and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects on and as of the as of the Amendment Effective Date, and except that the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.0l (a) and (b) of the Credit Agreement, respectively.

(e)After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

EXHIBIT 10.1

(f)The Collateral Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Lender, for the benefit of the Lender, which security interests and Liens are perfected in accordance with the terms of the Collateral Documents and prior to all Liens other than Permitted Liens.

(g)Except as specifically provided in this Amendment, the Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

3.3    Reaffirmation of Obligations. Each Loan Party hereby ratifies the Credit Agreement and each other Loan Document to which it is a party and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement and each other Loan Document applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.

3.4    Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

3.5    Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Lender in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Lender's legal counsel.

3.6    Further Assurances. The Loan Parties agree to promptly take such action, upon the request of the Lender, as is necessary to carry out the intent of this Amendment.

3.7    Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.8    Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.

3.9    No Actions, Claims, Etc. As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Lender or the Lender's respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

3.10    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OREGON.

3.11    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3.12    Dispute Resolution; Waiver of Jury Trial. The dispute resolution and waiver of jury trial provisions set forth in Section 9.14 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

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EXHIBIT 10.1

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:
CRAFT BREW ALLIANCE, INC., as the Borrower By: /s/ Andrew J. Thomas Name:Andrew J. Thomas Title:Chief Executive Officer

GUARANTORS:
KONA BREWERY LLC, as a Guarantor By:/s/ Andrew J. Thomas Name:Andrew J. Thomas Title:Manager

CRAFT VENTURES, LLC, as a Guarantor
By: Craft Brew Alliance, Inc., its Manager
By:/s/ Andrew J. Thomas
Name:Andrew J. Thomas
Title:Chief Executive Officer

WYNWOOD BREWING COMPANY LLC, as a Guarantor
By:/s/ Andrew J. Thomas
Name:Andrew J. Thomas
Title:Manager

Craft Brew Alliance, Inc.
Third Amendment to Amended and Restated Credit Agreement
Signature Page

EXHIBIT 10.1

LENDER:	BANK OF AMERICA, N.A., as Lender By: /s/ Michael Snook Name: Michael Snook Title: Senior Vice President

Craft Brew Alliance, Inc.
Third Amendment to Amended and Restated Credit Agreement
Signature Page